Exhibit 99.1

Kearny Financial Corp. Completes Acquisition of MSB Financial Corp.

FAIRFIELD, N.J., Monday, July 13, 2020 – Kearny Financial Corp. (Nasdaq: KRNY) (“Kearny”), the holding company for Kearny Bank, announced today the successful closing of its previously announced acquisition of MSB Financial Corp. (Nasdaq: MSBF) (“MSB”) and its subsidiary, Millington Bank, on July 10, 2020.

Under the terms of the merger agreement, each outstanding share of MSB common stock will be exchanged for 1.3 shares of KRNY common stock or $18.00 in cash, subject to proration ensuring that, in the aggregate, 10% of MSB shares are converted into cash and 90% of MSB shares are converted into Kearny stock. The merger will enhance Kearny’s branch footprint further westward into Somerset and Morris Counties, two very desirable markets in northern New Jersey. Kearny now has 51 full-service banking locations across New Jersey and Brooklyn and Staten Island, New York, and approximately $7.37 billion in assets.

Craig L. Montanaro, President and Chief Executive Officer of Kearny, stated “We are excited about expanding into new markets and share a strong commitment to the clients and communities that we serve. With our expanded product suite and focus on digital technologies, we believe that the combined institution is well positioned to maximize long-term value for our clients, employees and shareholders.”

PNC FIG Advisory, Inc. served as financial advisor to Kearny, and Luse Gorman, PC served as its legal counsel. FinPro Capital Advisors Inc. served as financial advisor to MSB, and Jones Walker LLP served as its legal counsel.

About Kearny Financial Corp.

Kearny Financial Corp. is the parent company of Kearny Bank which operates from its administrative headquarters in Fairfield, New Jersey, and a total of 51 retail branch offices located throughout northern and central New Jersey and Brooklyn and Staten Island, New York. At March 31, 2020, Kearny Financial Corp. had approximately $6.8 billion in total assets. Kearny Bank was recently named to Forbes’ list of 100 Fastest Growing Companies.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Kearny and MSB, including anticipated future results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Kearny and MSB’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the cost savings from the merger may not be fully realized or may take longer than expected to be realized; operating costs, customer loss and business disruption following the merger may be greater than expected; the interest rate environment may further compress margins and adversely affect net interest income; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Kearny’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov). All subsequent written and oral forward-looking statements concerning the merger or other matters attributable to Kearny or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Kearny does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

For further information, contact:

Kearny Financial Corp.

Craig Montanaro, President, Chief Executive Officer, and Director

(973) 244-4500

Keith Suchodolski, EVP and Chief Financial Officer

(973) 244-4500